UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2009
ALSERES PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

239 South Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 10, 2009, Alseres Pharmaceuticals, Inc. (“Alseres”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) to sell 20,000 shares of its Series F Convertible Preferred Stock, $0.01 par value per share (the “Series F Preferred Stock”), to Robert Gipson (the “Private Placement”). Alseres completed the Private Placement for gross proceeds of $500,000.
     The foregoing summary of the terms of the Securities Purchase Agreement is subject to, and qualified in its entirety by, the Securities Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.7 and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     On June 10, 2009, Alseres completed the sale of an aggregate of 20,000 shares of its Series F Preferred Stock, to Robert Gipson for gross proceeds of $500,000. The Series F Preferred Stock was offered and sold in the Private Placement to an accredited investor without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.
     The rights, preferences and privileges of the Series F Preferred Stock are described in the Series F Certificate of Designations, Rights and Preferences filed with the Secretary of State of the State of Delaware on March 19, 2009.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.
Date: June 22, 2009	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.7	Securities Purchase Agreement, dated June 10, 2009, by and between the Company and Robert Gipson